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                                                                     EXHIBIT 5.1

                            FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                        BOSTON, MASSACHUSETTS 02109-2170



                    TELEPHONE  617-832-1000         1747 PENNSYLVANIA AVE., N.W.
                     FACSIMILE  617-832-7000              WASHINGTON, D.C. 20006
                       http://www.fhe.com                      TEL: 202-223-1200
                                                               FAX: 202-785-6687

                                  June 8, 1999

ASPEN TECHNOLOGY, INC.
Ten Canal Park
Cambridge, Massachusetts  02141

Ladies and Gentlemen:

     We have acted as special counsel for Aspen Technology, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offering of up to 45,000 shares (the "Shares") of the Company's common stock, $.10 par value, by certain stockholders of the Company.

     In arriving at the opinion expressed below, we have examined and relied on:
(i) the Registration Statement; (ii) the Certificate of Incorporation and the By-Laws of the Company; and (iii) resolutions adopted by the Board of Directors of the Company at meetings held on September 15, 1998 and November 3, 1998. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     We express no opinion other than as to the corporation laws of the State of Delaware.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                                 Very truly yours,

                                                 FOLEY, HOAG & ELIOT LLP


                                                 By  /s/ MARK L. JOHNSON
                                                   -----------------------------
                                                   A Partner